Exhibit 4.1

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 10, 2022, among Adient US LLC, a Michigan limited liability company (the “Company”), each guarantor identified on the signature pages hereto (collectively, the “Guarantors”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

WITNESSETH

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as supplemented or amended from time to time, the “Indenture”), dated as of April 23, 2020, providing for the issuance of 9.000% Senior First Lien Notes due 2025 (the “Notes”);

WHEREAS, the Company has solicited consents from the Holders of the Notes pursuant to its Offer to Purchase and Consent Solicitation Statement, dated January 26, 2022 (the “Offer to Purchase”), to certain proposed amendments to the Indenture with respect to the Notes as described in the Offer to Purchase and set forth in Section 2 of this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of Notes then outstanding in order to amend the Indenture as set forth in Section 2 of this Supplemental Indenture;

WHEREAS, the Company has received and caused to be delivered to the Trustee evidence of the consents from Holders of more than 66 2/3% in aggregate principal amount of the outstanding Notes (excluding any Notes Beneficially Owned by the Company or its Affiliates) and the Trustee has received all the documents described in Sections 9.02 and 9.06 of the Indenture required to enter into this Supplemental Indenture; and

WHEREAS, the Company hereby requests that the Trustee join with the Company and the Guarantors in the execution of this Supplemental Indenture and the Company has provided the Trustee with a Board Resolution authorizing the execution of and approving this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AMENDMENTS TO INDENTURE. The following amendments shall apply with respect to the Indenture and the Notes:

(a)    the following sections and clauses of the Indenture are hereby deleted in their entirety:

Section 4.03 (Reports)

Section 4.04 (Compliance Certificate)

Section 4.05 (Taxes)

Section 4.06 (Stay, Extension and Usury Laws)

Section 4.07 (Restricted Payments)

Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries)

Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock)

Section 4.10 (Asset Sales)

Section 4.11 (Transactions with Affiliates)

Section 4.12 (Liens)

Clause (2) of Section 4.13 (maintenance of rights, licenses and franchises)

Section 4.14 (Offer to Repurchase Upon Change of Control)

Section 4.16 (Future Guarantees)

Section 4.17 (Designation of Restricted and Unrestricted Subsidiaries)

Section 4.19 (Changes in Covenants When Notes Rated Investment Grade)

Section 4.21 (Post-Closing Covenant)

Clause (a)(4) of Section 5.01

(b)    Section 6.01(3) of the Indenture is hereby amended by inserting the underlined language and removing the struck-through language below:

failure by Parent, the Company or any of their Restricted Subsidiaries for 60 days after notice by the Trustee to the Company or by the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to the Company and the Trustee to comply with Section 4.02 or, for so long as Liens on the Collateral secure the Notes and the Guarantees, Sections 4.15, 4.18 and 4.20 of this Indenture~~any of the agreements in this (other than a default referred to in clause (1) or (2) of this Section 6.01)); provided that in the case of a failure to comply with Section 4.03, such period of continuance of such default or breach shall be 90 days after written notice described in this clause (3) of Section 6.01 has been given~~.

(c)     Section 4.15 is hereby amended by inserting the underlined language and removing the struck-through language below:

For so long as Liens on the Collateral secure the Notes and the Guarantees, the ~~The~~ Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents (including, without limitation, the notarization of the Spanish Law Security Documents, the delivery of notifications to counterparties and the registration in any applicable public registry). In addition, from time to time but only for so long as Liens on the Collateral secure the Notes and the Guarantees, the Company will reasonably promptly secure the obligations under this Indenture, the notes and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests in and liens on the Collateral. Such security interests and liens will be created under the Security Documents and other security agreements, mortgages and other instruments and documents in form and substance reasonably satisfactory to the Trustee.

(d)     Section 4.18 is hereby amended by inserting the underlined language below:

For so long as Liens on the Collateral secure the Notes and the Guarantees, Parent shall, and shall cause each of the Restricted Subsidiaries to, (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business); (ii) from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times and (iii) keep its insurable property insured at all times by financially sound and reputable insurers.

(e)     Section 4.20 is hereby amended by inserting the underlined language and removing the struck-through language below:

For so long as Liens on the Collateral secure the Notes and the Guarantees ~~From and after the Issue Date~~, and subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Property), if the Company or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations or ABL Obligations, it shall concurrently grant (i) a first priority perfected security interest (subject to Permitted Liens and the terms of the Intercreditor Agreements) upon any such Fixed Asset Priority Collateral and (ii) a second priority perfected security interest (subject to Permitted Liens and the terms of the Intercreditor Agreements) upon any such ABL Priority Collateral, as security for the Notes Obligations. Notwithstanding the foregoing, for so long as Liens on the Collateral secure the Notes and the Guarantees the Company or such Guarantor shall execute and deliver such Mortgages, title insurance policies, financing statements, opinions of counsel and such other instruments as required under the Term Loan Credit Agreement as shall be reasonably necessary to vest in the Collateral Agent a first-priority perfected security interest (subject to Permitted Liens) in such Fixed Asset Priority Collateral that constitutes Mortgaged Property and compliance with such requirements under the Term Loan Credit Agreement shall satisfy the requirements of this Section 4.20.

(f)     Section 12.02 is hereby amended by inserting a new paragraph (D) at the end thereof as follows:

(D)    Notwithstanding anything else in this Indenture, the Notes, any Security Document or the Intercreditor Agreements, at the election of the Company set forth in an Officer’s Certificate delivered to the Trustee, the Liens on the Collateral that secure the Notes and the Guarantees shall automatically, unconditionally and irrevocably be released. Upon such election by the Company the Holders of the Notes irrevocably direct the Trustee and Collateral Agent to, and the Trustee and Collateral Agent shall, enter into such further amendments, instruments and agreements, and deliver such notices, certificates, instruments of release and other documents, in each case, as may be requested by the Company in order to give effect to such release.

(g)     Any provision contained in the Notes that relates to the sections in the Indenture that are amended pursuant to this Section 2 shall likewise be amended so that any such provision contained in such Note will conform to and be consistent with the Indenture, as amended by this Supplemental Indenture.

3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.     NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE AND COLLATERAL AGENT. The Trustee and Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee and Collateral Agent shall be applicable in all respects of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

9.    SUCCESSORS. All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

10.    SEVERABILITY. In case any provision of this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability or the remaining provisions shall not in any way be affected or impaired thereby.

11.    EFFECT AND EFFECTIVENESS.

(a)    This Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.

(b)    This Supplemental Indenture shall become effective and operative as of the date hereof upon the execution and delivery hereof by the Company, the Guarantors and the Trustee. The amendments provided for in Section 2 of this Supplemental Indenture shall not become operative unless and until at least 66 2/3% of the aggregate principal amount of outstanding Notes has been purchased by the Company pursuant to the terms set forth in the Offer to Purchase, and such amendments shall automatically become operative at such time.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ADIENT US LLC

By:	/s/ Brad Pilon
	Name:	Brad Pilon
	Title:	Authorized Person

ADIENT ELDON INC.
ADIENT SYSTEMS ENGINEERING LLC
ADIENT CLANTON INC.
ADIENT INC.
ADIENT HOLDING MEXICO LLC
ADIENT HOLDING BRAZIL LLC
ADIENT HOLDING SLOVAKIA LLC
ADIENT HOLDING TURKEY LLC
ADIENT HOLDING SOUTH AFRICA LLC
FUTURIS GLOBAL HOLDINGS, LLC
FUTURIS AUTOMOTIVE (NA) HOLDINGS, INC.
FUTURIS AUTOMOTIVE (NA) INTERMEDIATE HOLDINGS INC.
FUTURIS AUTOMOTIVE (US) INC.
FUTURIS AUTOMOTIVE (CA) LLC
CNI ENTERPRISES, INC.
CNI-DULUTH, LLC
NICA, INC.
UNIVERSAL TRIM, INC.,
as a Guarantor

By:	/s/ Brad Pilon
	Name:	Brad Pilon
	Title:	Authorized Person

ADIENT US ENTERPRISED LIMITED PARTNERSHIP

By: Adient Ltd., its general partner

By:	/s/ Brad Pilon
	Name:	Brad Pilon
	Title:	Authorized Person

[Signature Page to Third Supplemental Indenture]

Adient Global Holdings S.à.r.l., a Luxembourg company governed under the laws of the Grand Duchy of Luxembourg as a société à responsibilité limitée, with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B 214.737

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Category A Manager

By:	/s/ Alexandru Cernat
	Name:	Alexandru Cernat
	Title:	Category B Manager

Adient Luxembourg Poland Holding S.à.r.l., a Luxembourg company governed under the laws of the Grand Duchy of Luxembourg as a société à responsibilité limitée, with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B 204.878

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Category A Manager

By:	/s/ Alexandru Cernat
	Name:	Alexandru Cernat
	Title:	Category B Manager

[Signature Page to Third Supplemental Indenture]

Adient Luxembourg Asia Holding S.à.r.l., a Luxembourg company governed under the laws of the Grand Duchy of Luxembourg as a société à responsibilité limitée, with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B 208.006

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Category A Manager

By:	/s/ Alexandru Cernat
	Name:	Alexandru Cernat
	Title:	Category B Manager

Adient Global Holdings Luxembourg S.à.r.l., a Luxembourg company governed under the laws of the Grand Duchy of Luxembourg as a société à responsibilité limitée, with its registered office at 35F, Avenue John F Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B 214.747

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Category A Manager

By:	/s/ Alexandru Cernat
	Name:	Alexandru Cernat
	Title:	Category B Manager

[Signature Page to Third Supplemental Indenture]

Adient plc

By:	/s/ Gregory Scott Smith
	Name:	Gregory Scott Smith
	Title:	Chief Accounting Officer

Adient Holding Ireland Limited

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

[Signature Page to Third Supplemental Indenture]

Adient Global Holdings Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient International Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

[Signature Page to Third Supplemental Indenture]

Adient Impulso S.A.P.I. de C.V., SOFOM, E.N.R.

Adient México Automotriz S. de R.L. de C.V.

Adient México Holding S. de R.L. de C.V.

Adient Industries México S. de R.L. de C.V.

Adient Querétaro S. de R.L. de C.V.

Adient Shared Services México S. de R.L. de C.V.

Adient Servicios S. de R.L. de C.V.

Adient Subholding Leasing S. de R.L. de C.V.

Adient Leasing México S. de R.L. de C.V.

Ensamble de Interiores Automotrices México S. de R.L. de C.V.

Ensamble de lnteriores Automotrices, S. de R.L. de C.V.

Adient México S. de R.L de C.V.

Brena Mex, S.A. de C.V.

By:	/s/ Jeffrey M. Stafeil
Name:	Jeffrey M. Stafeil
Title:	Attorney-in-fact

[Signature Page to Third Supplemental Indenture]

ADIENT BELGIUM BV, a private limited company (besloten vennootschap/société a responsabilité limité) organised and existing under Belgian law, having its registered office at Paul Christiaenstraat 1, 9960 Assenede and registered under company number 0437.456.835 RLP Ghent, division Ghent, as a Guarantor

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

[Signature Page to Third Supplemental Indenture]

ADIENT SWEDEN AB

By:	/s/ Gregory Scott Smith
	Name:	Gregory Scott Smith
	Title:	Authorized Officer

[Signature Page to Third Supplemental Indenture]

ADIENT SWEDEN AB

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Authorized Officer

[Signature Page to Third Supplemental Indenture]

ADIENT AUTOMOTIVE, S.L.U.

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Joint and Several Director

ADIENT SEATING SPAIN, S.L.U.

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Joint and Several Director

ADIENT SEATING HOLDING SPAIN, S.L.U.

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Joint and Several Director

ADIENT REAL ESTATE HOLDING SPAIN, S.L.U.

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Joint and Several Director

[Signature Page to Third Supplemental Indenture]

Adient Seating UK Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient Properties UK Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient Holding Germany Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient Holding Europe Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient Holding UK Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient Financing Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

[Signature Page to Third Supplemental Indenture]

Adient Financing International Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient UK Financing Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient UK Financing International Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

Adient UK Global Financing Ltd

By:	/s/ Phillip A. Rotman II
	Name:	Phillip A. Rotman II
	Title:	Director

[Signature Page to Third Supplemental Indenture]

ADIENT SEATING POLAND SPÓŁKA Z OGRANICZONĄ ODPOWIEDZIALNOŚCIĄ, a Polish company with its registered office in Siemianowice Śląskie, at 93 Krupanka Street, 41-100 Siemianowice , Śląskie entered into the register of entrepreneurs of the National Court Register, maintained by the District Court Katowice-Wschód in Katowice, VIII Commercial Division of the National Register Court, under the KRS number: 0000236927, having the following numbers NIP: 5862148358 and REGON: 220066313 and a share capital of PLN 220,376,500.00

By:	/s/ Jeffrey M. Stafeil
	Name:	Jeffrey M. Stafeil
	Title:	Attorney-in-fact

ADIENT FOAM POLAND SPÓŁKA Z OGRANICZONĄ ODPOWIEDZIALNOŚCIĄ, a Polish company with its registered office in Żory, at 6 Wygoda Street, 44-240 Żory, entered into the register of entrepreneurs of the National Court Register maintained by the District Court in Gliwice, X Commercial Division of the National Register Court, under the KRS number: 0000251430, having the following numbers NIP: 7010029670 and REGON: 140581505 and a share capital of PLN 14,650,000.00.

By:	/s/ Jeffrey M. Stafeil
	Name:	Jeffrey M. Stafeil
	Title:	Attorney-in-fact

ADIENT POLAND SPÓŁKA Z OGRANICZONĄ ODPOWIEDZIALNOŚCIĄ, a Polish company with its registered office in Świebodzin, at 78 Zachodnia, 66-200 Świebodzin, entered into the register of entrepreneurs of the National Court Register, maintained by the District Court in Zielona G6ra, VIII Commercial Division of the National Register Court, under the KRS number: 0000013213, having the following numbers NIP: 9271756246 and REGON: 971291505 and a share capital of PLN 2,710,000.00.

By:	/s/ Jeffrey M. Stafeil
	Name:	Jeffrey M. Stafeil
	Title:	Attorney-in-fact

[Signature Page to Third Supplemental Indenture]

U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent

By:	/s/ Yvonne Siira
	Name:	Yvonne Siira
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]